EXHIBIT 99.1

The purpose of this schedule is to provide investors with historical information that has been recast to reflect the Company's reclassification of sales commissions paid to third-party brokers from home sales cost of revenues to selling, general and administrative expense ("SG&A") in its Consolidated Statements of Operations and Comprehensive Income. The reclassification aligns the treatment of sale commissions paid to third-party brokers with the treatment of sales commissions paid to in-house salespersons, and is consistent with the manner in which the majority of the Company's peers treat such commissions. The reclassification had the effect of lowering home sales cost of revenues (and increasing homes sales gross margin) and increasing SG&A by the amount of sale commissions paid to third-party brokers. The tables provide unaudited recast information, on a consolidated basis and for each segment, for the previously reported years ended October 31, 2019 and October 31, 2018; the three month periods ended January 31, April 30, July 31 and October 31 of each fiscal 2019 and 2018; and the three month periods ended January 31, April 30, and July 31 of fiscal 2020 ($ in millions).

Consolidated:

	Fiscal 2020					Fiscal 2019					Fiscal 2018
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY

Cost of home sales revenue:
As previously reported	$1,059.9	$1,250.7	$1,318.9			$1,042.2	$1,374.3	$1,401.8	$1,860.6	$5,678.9	$934.5	$1,298.2	$1,509.6	$1,930.8	$5,673.0
Less: Third-party broker commissions reclassed	26.8	29.7	32.8	$49.3	$138.6	26.0	35.5	36.4	46.8	144.7	23.2	28.6	37.0	47.4	136.2
As restated	$1,033.1	$1,221.0	$1,286.1	$1,993.9	$5,534.1	$1,016.2	$1,338.9	$1,365.3	$1,813.8	$5,534.2	$911.2	$1,269.6	$1,472.7	$1,883.3	$5,536.8
Third-party broker comm as % of revenues	2.1%	2.0%	2.0%	2.0%	2.0%	2.0%	2.1%	2.1%	2.0%	2.0%	2.0%	1.8%	1.9%	1.9%	1.9%

SG&A:
As previously reported	$191.8	$179.4	$160.6			$162.2	$178.4	$186.7	$207.2	$734.5	$157.3	$166.7	$174.1	$186.0	$684.0
As restated	$218.5	$209.1	$193.5	$246.3	$867.4	$188.2	$213.8	$223.1	$254.0	$879.2	$180.5	$195.3	$211.0	$233.4	$820.2

Home Sales Cost of Revenues as a Percentage of Home Sales Revenues by Segment:

	Fiscal 2020					Fiscal 2019					Fiscal 2018
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
North
As previously reported	86.8%	85.3%	87.0%			83.7%	89.5%	84.3%	86.7%	86.2%	86.4%	88.9%	85.0%	84.8%	86.0%
As restated	85.4%	84.0%	85.8%	88.3%	86.3%	82.5%	88.2%	82.9%	85.3%	84.9%	85.3%	87.8%	83.8%	83.8%	85.0%

Mid-Atlantic
As previously reported	84.5%	91.7%	85.5%			83.9%	85.7%	86.8%	85.7%	85.7%	82.5%	84.3%	86.1%	84.3%	84.5%
As restated	82.3%	89.2%	83.1%	81.0%	83.6%	81.6%	83.3%	84.4%	83.5%	83.4%	80.1%	82.1%	83.9%	81.8%	82.2%

South
As previously reported	84.7%	82.9%	81.3%			84.1%	82.7%	83.4%	83.4%	83.4%	85.1%	82.2%	81.3%	82.9%	82.7%
As restated	82.3%	80.6%	79.1%	78.9%	79.9%	81.8%	80.3%	81.1%	81.1%	81.1%	83.2%	80.1%	79.2%	80.6%	80.5%

Mountain
As previously reported	81.6%	81.4%	80.5%			78.8%	81.1%	79.8%	82.5%	80.7%	80.4%	81.0%	79.9%	80.1%	80.3%
As restated	79.5%	79.7%	78.8%	79.1%	79.2%	77.0%	79.1%	78.0%	80.7%	78.9%	78.7%	79.3%	78.1%	78.4%	78.6%

Pacific
As previously reported	77.0%	78.5%	75.6%			73.2%	73.7%	73.7%	75.0%	74.0%	72.6%	74.2%	72.0%	72.4%	72.7%
As restated	74.8%	76.3%	73.1%	75.9%	75.2%	71.0%	71.4%	71.5%	72.6%	71.7%	70.4%	72.1%	69.8%	70.1%	70.5%

City Living
As previously reported	69.0%	62.6%	64.0%			76.1%	65.6%	70.6%	72.1%	70.6%	73.2%	81.1%	73.3%	71.9%	75.2%
As restated	66.9%	60.8%	62.1%	51.2%	61.7%	73.7%	63.1%	67.0%	69.4%	67.8%	70.5%	79.5%	70.3%	69.1%	72.7%